UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
________________________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
Midas Series Trust
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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MIDAS PERPETUAL PORTFOLIO
11 Hanover Square
New York, NY  10005

WE NEED YOUR VOTE!

Dear Shareholder:

We need your help.  We recently sent you proxy materials regarding the upcoming Special Meeting of Shareholders (the "Meeting") of Midas Perpetual Portfolio (the "Fund"), a series of Midas Series Trust.  Our records indicate that we have not received your proxy voting instructions for this Meeting scheduled for June 20, 2016.  Please take a moment now to cast your proxy vote using the instructions below so that your shares may be represented.  Another copy of your proxy ballot(s) has been enclosed.  Your vote is critical to the outcome of this Meeting.

Should you have any questions regarding the proposal, please call the toll-free number 1-(800) 283-9185 between 9:00 a.m. and 10:00 p.m. EST Monday to Friday and Saturday 10:00 a.m. to 6:00 p.m.  The voting options below have been set up for your convenience. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Please take a moment now to cast your vote using one of the options listed below:

Vote with a proxy specialist by calling 1-800-283-9185. We can answer your questions and record your vote (Open: M-F 9am – 10pm and Saturday 10am – 6pm)

Vote by Touch-tone Phone by calling the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touchtone prompts.

Vote via the Internet by logging on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

Vote by Mail by mailing in your signed proxy card in the envelope provided. If convenient, please utilize one of the three prior voting options listed above so that your vote is certain to be counted at the Meeting on June 20, 2016.